Exhibit 32.2

Certification of Chief Financial Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Daniel R. Lutz, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge, Amendment No. 1 to the quarterly report on Form 10-Q/A of Comarco, Inc. for the quarterly period ended July 31, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such Amendment No. 1 to the quarterly report on Form 10-Q/A fairly presents in all material respects the financial condition and results of operations of Comarco, Inc. to which it relates.

The foregoing certification is being furnished to the Securities and Exchange Commission as part of the accompanying Amendment No. 1 to the quarterly report on Form 10-Q/A. A signed original of this statement has been provided to Comarco, Inc. and will be retained by Comarco, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

April 11, 2005	/s/ Daniel R. Lutz
Daniel R. Lutz
Chief Financial Officer